Exhibit 1.01
Teleflex Incorporated
Conflict Minerals Report
For the Year Ended December 31, 2015

This Conflict Minerals Report of Teleflex Incorporated (herein referred to as “we,” “us,” “our,” “Teleflex” or the ”Company”) for the year ended December 31, 2015 is provided pursuant to the requirements of Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). This report is not audited.

In this report, the term “3TG” is used to refer to cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

The information contained in any website referenced herein is not incorporated by reference into this report.

1.	Company Overview

Teleflex is a global provider of medical technology products that enhance clinical benefits, improve patient and provider safety and reduce total procedural costs. We primarily design, develop, manufacture and supply single-use medical devices used by hospitals and healthcare providers for common diagnostic and therapeutic procedures in critical care and surgical applications. We market and sell our products to hospitals and healthcare providers worldwide through a combination of our direct sales force and distributors. Our products include the following:

•	Vascular. Our vascular access products, which are primarily catheters and related devices, facilitate a variety of critical care therapies.

•	Surgical. Our surgical products are predominantly comprised of single-use products, appliers and sutures used in a variety of surgical procedures, access ports, and fluid management products.

•	Anesthesia. Our anesthesia portfolio includes a variety of airway and pain management products.

•	Respiratory. Our respiratory products are used in a variety of care settings that include oxygen therapy products, aerosol products, spirometry products, and ventilation management products.

•	Cardiac. Products in this portfolio include both diagnostic and intra-aortic balloon catheters as well as capital equipment.

•	OEM. Our OEM division designs, manufactures and supplies custom components and instruments for original equipment manufacturers of medical device products.

2.	Supply Chain Overview

We purchase the materials, components and finished goods (which are collectively referred to in this report as “purchased materials) that are used in the manufacture of our products from a large number of suppliers in diverse geographic locations. As a purchaser, we are several steps removed in the supply chain from the actual mining of and processing of minerals that are in the purchased materials used for our products. Given the complexity of our supply chain, we rely on our suppliers to provide information pertinent to the origin of the 3TG contained in purchased materials supplied to us, including sources of 3TG that are supplied to them in earlier stages of the supply chain. A large number of our suppliers and their suppliers are not subject to Securities and Exchange Commission (“SEC”) regulations; therefore, our ability to obtain information responsive to the Rule’s requirements is subject to the cooperation of these suppliers.

3.	Description of Reasonable Country of Origin Inquiry Efforts

Our reasonable country of origin inquiry (“RCOI”) efforts were designed to facilitate our collection of conflict minerals data from our direct suppliers with respect to our products. Our RCOI efforts followed a process that was developed by our Conflict Minerals Team (as defined in the “Due Diligence” section of this report), with the assistance of our third party conflict minerals consultant and after review of certain cross-industry information and selected published guidelines.

The process we implemented for RCOI conflict minerals data collection generally included, but was not limited to, the following measures:

1.
We requested information from all of our direct suppliers to determine whether the purchased materials they supplied to us contained 3TG and to identify the smelters and refiners used in processing the minerals. In seeking this information, we utilized the cross-industry Conflict Minerals Reporting Template (“CMRT”), which was developed by the Conflict Free Sourcing Initiative (“CFSI”). We used third party software to manage data collection, track supplier responses and provide reports summarizing the data collection process and overall status of the RCOI effort. A follow-up protocol was used when necessary in those instances where the information provided by a supplier was deemed incomplete, invalid or inconsistent.

2.
In connection with the information requests, we directed our suppliers to educational and training materials provided on websites maintained by third parties, including the CFSI, Organisation for Economic Co-operation and Development (the “OECD”) and the external consultant’s website.

3.	We checked the smelter information we received from our suppliers against country of origin information maintained by the CFSI, which we have access to as a member of the CFSI.

Of the 785 direct suppliers we requested information from, approximately 70% provided us with responses. In applying the CFSI country of origin information to the data provided by our suppliers, we determined that the materials used in our products may have originated from the countries indicated in Table 1.0. However, the CFSI country of origin information did not cover many of the smelters identified by our suppliers. In addition, with respect to gold, a number of smelters are not audited by CFSI but by the London Bullion Market Association (“LBMA”) or the Responsible Jewellery Council (“RJC”). While gold refinery audits conducted by the LBMA and the RJC are recognized by the CFSI, the LBMA and the RJC do not provide country of origin information with respect to smelters that they have audited. Moreover, the CFSI does not provide specific country of origin information with regard to minerals processed by smelters classified in the lowest risk category by the CFSI. Minerals processed by these smelters may have originated from any of 27 different countries, all of which are included with respect to each of the 3TG categories listed below. It is very possible that the 3TG used in our products did not originate from a number of the 27 countries.

Table 1.0: Mineral Country of Origin Information

Gold
Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Cambodia; Canada; Chile; China; Colombia; Côte D'Ivoire; Czech Republic; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hungary; India; Indonesia; Ireland; Israel; Japan; Kazakhstan; Laos; Luxembourg; Madagascar; Malaysia; Mongolia; Myanmar; Namibia; Netherlands; Nigeria; Peru; Portugal; Russia; Sierra Leone; Singapore; Slovakia; South Korea; Spain; Suriname; Switzerland; Taiwan; Thailand; United Kingdom; United States of America; Vietnam; Zimbabwe

Tantalum
Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Cambodia; Canada; Chile; China; Colombia; Côte D'Ivoire; Czech Republic; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hungary; India; Indonesia; Ireland; Israel; Japan; Kazakhstan; Laos; Luxembourg; Madagascar; Malaysia; Mongolia Myanmar; Namibia; Netherlands; Nigeria; Peru; Portugal; Russia; Sierra Leone; Singapore; Slovakia; South Korea; Spain; Suriname; Switzerland; Taiwan; Thailand; United Kingdom; United States of America; Vietnam; Zimbabwe; Kenya; Mozambique; South Africa; Angola; Burundi; Central African Republic; Republic of Congo; Rwanda; South Sudan; Tanzania; Uganda; Zambia; DRC

Tin
Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Cambodia; Canada; Chile; China; Colombia; Côte D'Ivoire; Czech Republic; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hungary; India; Indonesia; Ireland; Israel; Japan; Kazakhstan; Laos; Luxembourg; Madagascar; Malaysia; Mongolia Myanmar; Namibia; Netherlands; Nigeria; Peru; Portugal; Russia; Sierra Leone; Singapore; Slovakia; South Korea; Spain; Suriname; Switzerland; Taiwan; Thailand; United Kingdom; United States of America; Vietnam; Zimbabwe; Kenya; Mozambique; South Africa; Angola; Burundi; Central African Republic; Republic of Congo; Rwanda; South Sudan; Tanzania; Uganda; Zambia; DRC

Tungsten
Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Cambodia; Canada; Chile; China; Colombia Côte D'Ivoire; Czech Republic; Djibouti; Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hungary; India; Indonesia; Ireland; Israel; Japan; Kazakhstan; Laos; Luxembourg; Madagascar; Malaysia; Mongolia; Myanmar; Namibia; Netherlands; Nigeria; Peru; Portugal; Russia; Sierra Leone; Singapore; Slovakia; South Korea; Spain; Suriname; Switzerland; Taiwan; Thailand; United Kingdom; United States of America; Vietnam; Zimbabwe; Angola; Burundi; Central African Republic; Republic of Congo; Rwanda; South Sudan; Tanzania; Uganda; Zambia; DRC

4.	Due Diligence

Our due diligence processes and efforts are designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2nd Edition) and the related supplements for gold and for tin, tantalum and tungsten. The following is a discussion of the measures undertaken by Teleflex for the reporting year covered by this report:

Establish strong company management systems

a.
Teleflex has adopted a Conflict Minerals Policy Statement and made it publicly available at http://www.teleflex.com/en/aboutUs/suppliers/conflictMineralPolicy/index.html. The policy statement is attached to this report as Appendix A.

b.
Teleflex has established a management system for the performance of supply chain due diligence and compliance with applicable reporting regulations. Oversight over these due diligence and reporting functions is the responsibility of our Conflict Minerals Steering Committee, which includes our Chief Financial Officer, our Senior Vice President of Global Operations and other members of management. The Conflict Minerals Steering Committee has established a Conflict Minerals Team that is responsible for implementing our conflict minerals due diligence and reporting processes. The Conflict Minerals Team is led by personnel knowledgeable about subject matters such as procurement, regulatory compliance and financial reporting. The Conflict Minerals Team reports to the Conflict Minerals Steering Committee on at least a semi-annual basis and on such other occasions as deemed appropriate. The Conflict Minerals Steering Committee provides reports to the Audit Committee of our Board of Directors on at least an annual basis with respect to the due diligence process and compliance with reporting obligations. In addition, we developed protocols for communication with suppliers and have established record keeping procedures to ensure the retention of relevant documentation. Information regarding compliance with conflict minerals reporting was made available to Teleflex employees and education and training were provided to procurement and other personnel at Teleflex.

c.	We implemented data management software and retained a third-party provider to assist us with aggregating and analyzing relevant data.

d.	The Company directed suppliers to web sites that provide educational material and training. Moreover, we provided feedback to those suppliers whose initial responses were deemed insufficient.

e.
We established a grievance mechanism in the form of an email inbox, available to the public at conflict.minerals@teleflex.com. The grievance mechanism is designed to enable our employees and members of the public to identify issues that may exist in connection with our conflict minerals data collection and reporting process. We have publicized the existence of the grievance mechanism through our website and internal corporate communications.

Identify and assess risk in the supply chain

Utilizing the smelter information provided by our suppliers, we checked the identified smelters against smelter information provided by the CFSI to identify any risk. With respect to any smelters identified as known or reasonably believed to have sourced minerals from the DRC or that had unknown sourcing, we engaged in the following activities:

a.
We attempted to match each smelter to available CFSI data, which indicates whether or not a smelter has been independently audited by the CFSI or a CFSI-recognized institution, such as the Responsible Jewelry Council (“RJC”) and the London Bullion Market Association (“LBMA”).

b.
If a smelter was not found to be compliant with a CFSI-recognized scheme, we attempted to contact the supplier to gather more information about its sourcing practices and conducted further research to determine whether any additional publically available sources of information regarding the smelter’s sourcing practices.

Design and implement a strategy to respond to risks

a.
As noted above under “Establish strong company management systems,” we have established a reporting protocol under which the Conflict Minerals Team reports to the Conflict Minerals Steering Committee, which, in turn, provides reports to the Audit Committee. The protocol is designed to enable the Conflicts Minerals Team to report, among other things, any identified risk in the supply chain.

b.
Our risk management strategy includes an evaluation of our suppliers for compliance with our expectation, as expressed in the Teleflex Conflict Minerals Policy Statement, that our suppliers “undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products they supply to Teleflex.” At-risk suppliers (i.e., suppliers we believe are not complying with our expectations) are reviewed by the Teleflex Conflict Minerals Team to consider further action on an individual supplier basis.

c.
As a result of the due diligence processes and efforts described above (including the utilization of third party data aggregation and assessment services and data management software), the Conflict Minerals Team was able to identify, monitor and track performance of our risk mitigation efforts and provide performance information to our Conflict Minerals Steering Committee.

d.
A framework was developed by the Teleflex Conflict Minerals Team and third party service providers to undertake additional fact finding and risk assessment though feedback to and follow-up with, our suppliers.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Teleflex is a member of the CFSI, which coordinates independent third-party audits of smelters on behalf of its members. Teleflex utilizes the RCOI information provided to members of the CFSI to determine the possible country of origin of the conflict minerals used in its products and to determine whether smelters identified by its suppliers are included in the CFSI list of smelters or refiners that are compliant with its Conflict-Free Smelter Program assessment protocols.

Report on supply chain due diligence

a.	Teleflex annually files with the SEC a Specialized Disclosure Report on Form SD, which includes, as an exhibit, its Conflict Minerals Report.

b.	Teleflex makes its Conflict Minerals Policy Statement publicly available at http://www.teleflex.com/en/aboutUs/suppliers/conflictMineralPolicy/index.html.

5. Due Diligence Results

Teleflex sought to identify, through the measures described under Section 4 above, the risk that the 3TG in products it manufactures or contracts to manufacture finance or benefit armed groups in the supply chain. As used herein, the term “armed group” refers to an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under section 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the Democratic Republic of the Congo or an adjoining country (the “DRC”).

Based on our due diligence efforts described in Section 4 above, we do not have sufficient information to conclusively determine the countries of origin of the 3TG in our products or whether the 3TG in our products are from recycled or scrap sources. Most responding suppliers did not provide specific information as to the origin of the 3TG contained in purchased materials they supply to us. Rather, they advised us only as to the smelters from which 3TG used in any of their products originated (regardless of whether those products were supplied to us). Nevertheless, all smelters identified by the suppliers that were assessed by CFSI were confirmed to be compliant with the CFSI Conflict-Free Smelter Program assessment protocols (referred to below as “CFSP Compliant”). However, many of the smelters identified by our suppliers were not included in the smelter information provided by the CFSI. Therefore, we do not have sufficient information to determine if any of our products contained 3TG that originated from a smelter whose procurement practices entail a risk that the minerals it processes finance or benefit armed groups.

Appendix B to this report contains a list of those smelters identified by our suppliers that are designated as CFSP Compliant by the CFSI (which, because most responding suppliers did not provide specific information as to the origin of 3TG included in purchased materials that they supply to us, may include smelters from which 3TG used in our products did not originate).

6. Due Diligence Improvements in 2015

In 2015, we became a member of the CFSI, which provides us with access to RCOI information that contributes meaningfully to our risk assessment. In addition, we retained a third party conflict minerals consultant that has provided assistance to us in connection with the design and operation of our conflict minerals data aggregation, assessment and reporting efforts. We also retained the services of a third party provider of conflict minerals data aggregation and analysis services and initiated use of a software platform to manage data collection, track supplier responses, and provide reports summarizing the data collection process. Other improvements include the provision of internal communications and conflict minerals training to Teleflex personnel. We also have enhanced our data collection process by intensifying our follow up efforts. We focused those efforts on our most significant suppliers based on spend, which has resulted in an overall improvement to the data quality received from the suppliers.

7. Future Due Diligence Measures

Teleflex continues to explore ways in which it can enhance its due diligence efforts. Contemplated improvements include the following

•	Teleflex will work to improve its risk identification process by optimizing the supplier scoping process.

•	Teleflex will improve the training provided to both its suppliers and relevant personnel.

8. Limitations on Our Due Diligence Efforts

We are a downstream purchaser of parts and components. As a result, we do not have data relating to the original sources of materials necessary to the functionality or manufacture of our products. We must rely on our suppliers who, in turn, must rely on their upstream suppliers in the supply chain to obtain necessary information. Information supplied by various entities in the supply chain may be inaccurate or incomplete. Moreover, we continue to encounter supplier unfamiliarity with the data gathering process required by the Rule, which we believe has delayed the provision of information and may increase the risks that information provided will be inaccurate or incomplete.

Appendix A

Teleflex Conflict Minerals Policy Statement

On August 22, 2012, the U.S. Securities and Exchange Commission (SEC) adopted a final rule to implement reporting and disclosure related to “conflict minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The rule requires manufacturers who are SEC filers to disclose whether the products they manufacture or contract to manufacture contain “conflict minerals” that are “necessary to the functionality or production” of those products.

Conflict minerals refer to tin, tantalum, tungsten and gold (commonly referred to as “3TG”), regardless of where they are sourced, processed or sold. The final rule is intended in part to bring greater supply chain transparency to the use of such minerals originating from the Democratic Republic of Congo and adjoining countries in an effort to help end the violent conflict which has been financed, in part, by the exploitation and trade of conflict minerals.

Tin, tungsten, tantalum and gold are essential in the manufacture of a variety of electronic and medical devices and other products, including some of Teleflex’s products. Teleflex is committed to institute procedures and reporting systems, and to conduct the necessary diligence to comply with the final rule.

Specifically, we are:

1.
using a documented reasonable due diligence process, which conforms to the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, and are working closely with our suppliers to determine the presence of 3TG in our supply chain;

2.	taking steps to determine the use, country of origin and chain of custody of 3TG minerals in our global product portfolio; and
3.	committed to improve, over time, the ability to track and trace conflict minerals in our supply chain.

Teleflex sources from numerous suppliers and, a large number of our suppliers and their suppliers are private companies or international companies which are not subject to SEC regulations; therefore, Teleflex must rely on the cooperation of its suppliers in the implementation of this policy and in enabling Teleflex to meet its SEC disclosure and reporting obligations on a timely basis. Teleflex expects its suppliers to undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products they supply to Teleflex.

Suppliers and other external parties are encouraged to contact us at conflict.minerals@teleflex.com if they wish to seek guidance on this policy or if they wish to report concerns.

Appendix B
Smelter Information

In connection with our reasonable country of origin inquiry and due diligence, as applicable, our suppliers identified to us the smelters and refiners listed below as potentially having processed the necessary 3TG contained in our products in 2015. All information included in the table is as of April 19, 2016.

Smelter Name	Metal	Smelter Location	CFSI Smelter ID
AIDA Chemical Industries Co., Ltd	Gold	JAPAN	CID000019
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY	CID000035
AngloGold Ashanti Córrego do Sítio Mineração	Gold	BRAZIL	CID000058
Argor-Heraeus S.A.	Gold	SWITZERLAND	CID000077
Asahi Pretec Corp.	Gold	JAPAN	CID000082
Asahi Refining USA Inc.	Gold	UNITED STATES	CID000920
Asaka Riken Co., Ltd.	Gold	JAPAN	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY	CID000103
Aurubis AG	Gold	GERMANY	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	CID000128
Boliden AB	Gold	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	Gold	GERMANY	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CANADA	CID000185
Chimet S.p.A.	Gold	ITALY	CID000233
DODUCO GmbH	Gold	GERMANY	CID000362
Dowa	Gold	JAPAN	CID000401
Eco-System Recycling Co., Ltd.	Gold	JAPAN	CID000425
Elemetal Refining, LLC	Gold	UNITED STATES	CID001322
Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES	CID002561
Heimerle + Meule GmbH	Gold	GERMANY	CID000694
Heraeus Ltd. Hong Kong	Gold	CHINA	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY	CID000711
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	CID000807
Istanbul Gold Refinery	Gold	TURKEY	CID000814
Japan Mint	Gold	JAPAN	CID000823
Jiangxi Copper Co., Ltd.	Gold	CHINA	CID000855
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	CID000927
JSC Uralelectromed	Gold	RUSSIAN FEDERATION	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN	CID000937
Kazzinc	Gold	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	Gold	UNITED STATES	CID000969
Kojima Chemicals Co., Ltd.	Gold	JAPAN	CID000981
LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF	CID001078
Materion	Gold	UNITED STATES	CID001113
Matsuda Sangyo Co., Ltd.	Gold	JAPAN	CID001119
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA	CID001149

Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE	CID001152
Metalor Technologies S.A.	Gold	SWITZERLAND	CID001153
Metalor USA Refining Corporation	Gold	UNITED STATES	CID001157
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Gold	MEXICO	CID001161
Mitsubishi Materials Corporation	Gold	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	CID001193
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA	CID002509
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	CID001204
Nadir Metal Rafineri San. Ve Tic. A.ª.	Gold	TURKEY	CID001220
Nihon Material Co., Ltd.	Gold	JAPAN	CID001259
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA	CID002779
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION	CID001326
OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	CID000493
PAMP S.A.	Gold	SWITZERLAND	CID001352
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	CID001397
PX Précinox S.A.	Gold	SWITZERLAND	CID001498
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA	CID001512
Republic Metals Corporation	Gold	UNITED STATES	CID002510
Royal Canadian Mint	Gold	CANADA	CID001534
Schone Edelmetaal B.V.	Gold	NETHERLANDS	CID001573
SEMPSA Joyería Platería S.A.	Gold	SPAIN	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA	CID001736
Singway Technology Co., Ltd.	Gold	TAIWAN	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	CID001756
Solar Applied Materials Technology Corp.	Gold	TAIWAN	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	CID001798
T.C.A S.p.A	Gold	ITALY	CID002580
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA	CID001916
Tokuriki Honten Co., Ltd.	Gold	JAPAN	CID001938
Umicore Brasil Ltda.	Gold	BRAZIL	CID001977
Umicore Precious Metals Thailand	Gold	THAILAND	CID002314
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM	CID001980
United Precious Metal Refining, Inc.	Gold	UNITED STATES	CID001993
Valcambi S.A.	Gold	SWITZERLAND	CID002003
Western Australian Mint trading as The Perth Mint	Gold	AUSTRALIA	CID002030
Yamamoto Precious Metal Co., Ltd.	Gold	JAPAN	CID002100
Yokohama Metal Co., Ltd.	Gold	JAPAN	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	CID002224
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CHINA	CID002243

Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	CID000211
Conghua Tantalum and Niobium Smeltry	Tantalum	CHINA	CID000291
D Block Metals, LLC	Tantalum	UNITED STATES	CID002504
Duoluoshan	Tantalum	CHINA	CID000410
Exotech Inc.	Tantalum	UNITED STATES	CID000456
F&X Electro-Materials Ltd.	Tantalum	CHINA	CID000460
FIR Metals & Resource Ltd.	Tantalum	CHINA	CID002505
Global Advanced Metals Aizu	Tantalum	JAPAN	CID002558
Global Advanced Metals Boyertown	Tantalum	UNITED STATES	CID002557
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA	CID000616
H.C. Starck Co., Ltd.	Tantalum	THAILAND	CID002544
H.C. Starck GmbH Goslar	Tantalum	GERMANY	CID002545
H.C. Starck GmbH Laufenburg	Tantalum	GERMANY	CID002546
H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY	CID002547
H.C. Starck Inc.	Tantalum	UNITED STATES	CID002548
H.C. Starck Ltd.	Tantalum	JAPAN	CID002549
H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY	CID002550
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	CID002492
Hi-Temp Specialty Metals, Inc.	Tantalum	UNITED STATES	CID000731
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002512
Jiangxi Tuohong New Raw Material	Tantalum	CHINA	CID002842
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002506
KEMET Blue Metals	Tantalum	MEXICO	CID002539
KEMET Blue Powder	Tantalum	UNITED STATES	CID002568
King-Tan Tantalum Industry Ltd.	Tantalum	CHINA	CID000973
LSM Brasil S.A.	Tantalum	BRAZIL	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA	CID001163
Mineração Taboca S.A.	Tantalum	BRAZIL	CID001175
Mitsui Mining & Smelting	Tantalum	JAPAN	CID001192
Molycorp Silmet A.S.	Tantalum	ESTONIA	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	CID001277
Plansee SE Liezen	Tantalum	AUSTRIA	CID002540
Plansee SE Reutte	Tantalum	AUSTRIA	CID002556
QuantumClean	Tantalum	UNITED STATES	CID001508
Resind Indústria e Comércio Ltda.	Tantalum	BRAZIL	CID002707
RFH Tantalum Smeltry Co., Ltd.	Tantalum	CHINA	CID001522
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION	CID001769
Taki Chemicals	Tantalum	JAPAN	CID001869
Telex Metals	Tantalum	UNITED STATES	CID001891
Tranzact, Inc.	Tantalum	UNITED STATES	CID002571
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN	CID001969
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA	CID002508
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CHINA	CID002307
Zhuzhou Cemented Carbide	Tantalum	CHINA	CID002232

Alpha	Tin	UNITED STATES	CID000292
China Tin Group Co., Ltd.	Tin	CHINA	CID001070
Cooperativa Metalurgica de Rondônia Ltda.	Tin	BRAZIL	CID000295
CV Ayi Jaya	Tin	INDONESIA	CID002570
CV Gita Pesona	Tin	INDONESIA	CID000306
CV Serumpun Sebalai	Tin	INDONESIA	CID000313
CV United Smelting	Tin	INDONESIA	CID000315
CV Venus Inti Perkasa	Tin	INDONESIA	CID002455
Dowa	Tin	JAPAN	CID000402
Elmet S.L.U. (Metallo Group)	Tin	SPAIN	CID002774
EM Vinto	Tin	BOLIVIA	CID000438
Fenix Metals	Tin	POLAND	CID000468
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA	CID000538
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CHINA	CID000244
Magnu's Minerais Metais e Ligas Ltda.	Tin	BRAZIL	CID002468
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	CID001105
Melt Metais e Ligas S.A.	Tin	BRAZIL	CID002500
Metallic Resources, Inc.	Tin	UNITED STATES	CID001142
Metallo-Chimique N.V.	Tin	BELGIUM	CID002773
Mineração Taboca S.A.	Tin	BRAZIL	CID001173
Minsur	Tin	PERU	CID001182
Mitsubishi Materials Corporation	Tin	JAPAN	CID001191
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	CID001314
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES	CID002517
Operaciones Metalurgical S.A.	Tin	BOLIVIA	CID001337
PT Aries Kencana Sejahtera	Tin	INDONESIA	CID000309
PT Artha Cipta Langgeng	Tin	INDONESIA	CID001399
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	CID002503
PT Babel Inti Perkasa	Tin	INDONESIA	CID001402
PT Bangka Prima Tin	Tin	INDONESIA	CID002776
PT Bangka Tin Industry	Tin	INDONESIA	CID001419
PT Belitung Industri Sejahtera	Tin	INDONESIA	CID001421
PT BilliTin Makmur Lestari	Tin	INDONESIA	CID001424
PT Bukit Timah	Tin	INDONESIA	CID001428
PT Cipta Persada Mulia	Tin	INDONESIA	CID002696
PT DS Jaya Abadi	Tin	INDONESIA	CID001434
PT Eunindo Usaha Mandiri	Tin	INDONESIA	CID001438
PT Inti Stania Prima	Tin	INDONESIA	CID002530
PT Justindo	Tin	INDONESIA	CID000307
PT Mitra Stania Prima	Tin	INDONESIA	CID001453
PT Panca Mega Persada	Tin	INDONESIA	CID001457
PT Prima Timah Utama	Tin	INDONESIA	CID001458
PT Refined Bangka Tin	Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	Tin	INDONESIA	CID001463
PT Stanindo Inti Perkasa	Tin	INDONESIA	CID001468
PT Sukses Inti Makmur	Tin	INDONESIA	CID002816

PT Sumber Jaya Indah	Tin	INDONESIA	CID001471
PT Timah (Persero) Tbk Kundur	Tin	INDONESIA	CID001477
PT Timah (Persero) Tbk Mentok	Tin	INDONESIA	CID001482
PT Tinindo Inter Nusa	Tin	INDONESIA	CID001490
PT Tommy Utama	Tin	INDONESIA	CID001493
PT Wahana Perkit Jaya	Tin	INDONESIA	CID002479
Resind Indústria e Comércio Ltda.	Tin	BRAZIL	CID002706
Rui Da Hung	Tin	TAIWAN	CID001539
Soft Metais Ltda.	Tin	BRAZIL	CID001758
Thaisarco	Tin	THAILAND	CID001898
VQB Mineral and Trading Group JSC	Tin	VIET NAM	CID002015
White Solder Metalurgia e Mineração Ltda.	Tin	BRAZIL	CID002036
Yunnan Tin Group (Holding) Company Limited	Tin	CHINA	CID002180
A.L.M.T. TUNGSTEN Corp.	Tungsten	JAPAN	CID000004
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIET NAM	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002513
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	CID000258
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA	CID000499
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	CID002494
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	CHINA	CID002536
Global Tungsten & Powders Corp.	Tungsten	UNITED STATES	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	CID000218
H.C. Starck GmbH	Tungsten	GERMANY	CID002541
H.C. Starck Smelting GmbH & Co.KG	Tungsten	GERMANY	CID002542
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA	CID000769
Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION	CID002649
Japan New Metals Co., Ltd.	Tungsten	JAPAN	CID000825
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	CID002321
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CHINA	CID002535
Kennametal Huntsville	Tungsten	UNITED STATES	CID000105
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	CID002319
Niagara Refining LLC	Tungsten	UNITED STATES	CID002589
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	VIET NAM	CID002543
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM	CID001889
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	VIET NAM	CID002011
Wolfram Bergbau und Hütten AG	Tungsten	AUSTRIA	CID002044
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA	CID002095